UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2019

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2019, Zosano Pharma Corporation (the “Company”) informed The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of Troy Wilson’s resignation from the Company’s Board of Directors (the “Board”) and the Audit Committee, effective October 5, 2019, as is described further in Item 5.02 of this Current Report on Form 8-K, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2), which requires the Company’s Audit Committee to be composed of at least three independent directors. The resignation of Dr. Wilson has left the Audit Committee with only two independent directors.

In accordance with Nasdaq Listing Rule 5605(c)(4), the Company has a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2). The Company expects to regain compliance by or before the end of the cure period.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John P. Walker as President and Chief Executive Officer

On October 5, 2019, John P. Walker, the President and Chief Executive Officer of the Company, notified the Company of his intent to resign, to be effective on the date the Company’s new President and Chief Executive Officer, Steven Lo, commences his employment with the Company, which is expected to be October 21, 2019. On October 7, 2019, Mr. Walker entered into a CEO transition letter agreement with the Company, pursuant to which, following his resignation, Mr. Walker will continue to serve as Chairman of the Board. In addition, from his resignation date until a date to be mutually agreed upon between the parties (which is anticipated to be no later than December 31, 2019), Mr. Walker will serve the Company as a non-executive employee to assist in the transition of duties to the new President and Chief Executive Officer. During such transition period, Mr. Walker will continue to receive his current annual base salary and will continue to be eligible to receive an annual bonus for performance in fiscal 2019 based on his current target bonus percentage and actual achievement, prorated to reflect the length of his employment during 2019. Following the transition period, Mr. Walker will continue to serve as Chairman of the Board and will be eligible to receive compensation for such service under the Company’s non-employee director compensation program. Mr. Walker’s outstanding equity awards will continue to vest in accordance with their terms subject to his continued service to the Company. In the event of Mr. Walker’s termination of his service as a member of the Board, his then-outstanding options to purchase the Company’s common stock, to the extent vested, will remain outstanding and exercisable until the second anniversary of such termination or their original expiration dates, if earlier.

The foregoing description of the CEO transition letter agreement with Mr. Walker is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Steven Lo as President and Chief Executive Officer and Director

On October 5, 2019, the Board appointed Steven Lo as President and Chief Executive Officer of the Company and as a member of the Board, to be effective on the date Mr. Lo commences his employment with the Company, which is expected to be October 21, 2019. Mr. Lo will be a Class III director, with an initial term expiring at the Company’s 2020 annual meeting of stockholders. Since September 2015, Mr. Lo, age 52, has served as Chief Commercial Officer of Puma Biotechnology, Inc., a publicly-held biopharmaceutical company. Prior to joining Puma, Mr. Lo held a number of positions at Corcept Therapeutics Incorporated, a publicly-held pharmaceutical company, from September 2010 to September 2015, including Senior Vice President, Oncology, Senior Vice President & Chief Commercial Officer and Vice President & Head of Commercial Operations. Prior to Corcept, Mr. Lo was with Genentech, Inc. from December 1997 to September 2010. At Genentech, Mr. Lo held a number of positions, including Senior Director, Oncology Marketing, where he prepared and led the first U.S. launch of Herceptin® in adjuvant HER2-positive breast cancer. His other leadership roles at Genentech included Franchise Head, Endocrinology and Senior Director of Managed Care. Mr. Lo received a B.S. in Microbiology from the University of California, Davis and a Master of Health Administration from the University of Southern California.

There is no arrangement or understanding between Mr. Lo and any other person pursuant to which Mr. Lo was appointed as an officer and director of the Company. There are no family relationships between Mr. Lo and any of the Company’s directors or executive officers. There are no related person transactions in which Mr. Lo had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

The Company has entered into an employment letter agreement with Mr. Lo in connection with his appointment as President and Chief Executive Officer. Pursuant to the agreement, Mr. Lo will receive a base annual salary of $525,000, a target bonus of 50% (prorated for the remainder of 2019), with the payment amount based upon performance as determined by the Board, and an option grant to purchase 450,000 shares of the Company’s common stock. One-fourth of the shares subject to the option will vest on the first anniversary of Mr. Lo’s employment commencement date and 1/48th of the shares will vest on each monthly anniversary thereafter, subject to Mr. Lo continuing to provide services to the Company through each such vesting date. Mr. Lo will also receive a one-time signing bonus of $50,000, which is subject to repayment in full in the event his employment is terminated by the Company for “cause” or he resigns without “good reason” (each, as defined in his agreement), in each case, prior to the first anniversary of his employment commencement date.

Mr. Lo’s agreement also provides that in the event of Mr. Lo’s termination of employment by the Company without cause or his resignation for good reason, in either case, other than during the one-year period following a change in control of the Company, then, subject to his execution of a release of claims against the Company, Mr. Lo will receive continued payment of his base salary for 12 months following termination and payment or reimbursement of continued healthcare premiums for up to 12 months. In addition, the vesting of Mr. Lo’s equity awards will accelerate with respect to 25% of any then-unvested shares upon such termination. In the event of Mr. Lo’s termination of employment by the Company without cause or his resignation for good reason, in either case, during the one-year period following a change in control of the Company, then, subject to his execution of a release of claims against the Company, Mr. Lo will receive a lump sum severance payment equal to (i) 18 months of his then-current base salary plus (ii) an amount equal to any bonus earned for the prior fiscal year (provided, that, the termination occurs in 2020, the amount tied to his bonus shall not reflect any pro-ration based on his partial employment during 2019), and payment or reimbursement of continued healthcare premiums for up to 18 months. In addition, the vesting of Mr. Lo’s equity awards will accelerate in full upon such termination. Under the agreement, in the event of Mr. Lo’s disability, the Company will also pay base salary and provide employee benefits to Mr. Lo, in each case, for up to 12 weeks during any period of 365 consecutive calendar days.

As an employee director, Mr. Lo will not receive any compensation as a director.

Mr. Lo will also have the benefit of the Company’s standard form of indemnification agreement.

The foregoing description of the employment letter agreement with Mr. Lo is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Resignation of Troy Wilson as Director

On October 5, 2019, Troy Wilson provided the Company with notice of his resignation from the Board and all committees of the Board on which he served, effective immediately. Dr. Wilson served as a Class III director and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Dr. Wilson’s resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	CEO Transition Letter Agreement dated October 7, 2019 with John Walker.

10.2	Employment Letter Agreement dated October 5, 2019 with Steven Lo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2019	ZOSANO PHARMA CORPORATION

	By:	/s/ Gregory Kitchener
Name: Gregory Kitchener
Title: Chief Financial Officer